Exhibit 2A.2

(FREE TRANSLATION FROM THE SPANISH)

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

Acting Atty.: VERÓNICA ROA.-	CFM.-

1/5

August 03, 2015.-	Record No. 1379/2015.-

AMENDMENT TO THE AGREEMENTS CONCLUDED PURSUANT TO THE FORMER CHAPTER XXVI, TITLE I, OF THE COMPENDIUM OF FOREIGN EXCHANGE REGULATIONS OF BANCO CENTRAL DE CHILE

BANCO CENTRAL DE CHILE

- WITH -

J.P. MORGAN CHASE BANK N.A. AND OTHERS

In Santiago, Chile, on August third two thousand fifteen, before me, MARÍA ANGÉLICA OYARZÚN ANDRADES, Attorney and Alternate Notary of the Notary incumbent upon the Eighth Notary Office of Santiago, Mr. Andrés Rubio Flores, pursuant to the Judicial Decree formalized under number sixteen in the month of July of this year, both domiciled at calle Miraflores number three hundred eighty-three, twenty-ninth floor, office two thousand nine hundred one, district of Santiago; appearing herein: Mr. ALEJANDRO ZURBUCHEN SILVA, Chilean, married, commercial engineer, with National Identity Card number seven million six hundred forty-seven thousand

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

two hundred and twenty-two dash K, domiciled at calle Augustinas number one thousand one hundred eighty, district of Santiago, acting in his capacity as General Manager of BANCO CENTRAL DE CHILE and in its behalf, as certified below, legal entity with the same address, hereinafter referred to as the "Bank"; Mr. ALEJANDRO ANTONIO RUBILAR CAMURRI, Chilean, married, lawyer, with National Identity Card number twelve million one hundred eighty-two thousand five hundred twenty-seven dash nine, domiciled for this purpose at Avenida Apoquindo two thousand eight hundred twenty-seven, thirteenth floor, Las Condes, Santiago, acting on behalf of J.P. MORGAN CHASE BANK N.A. as certified below, a legal entity engaged in the banking business and incorporated in accordance with the laws of the State of New York, United States of America, domiciled at one hundred one Barclay Street, New York City, State of New York, United States of America, hereinafter referred to as the "Banking Company"; and Mr. CLAUDIO MELANDRI HINOJOSA, Chilean, married, chartered accountant, with National Identity Card number nine million two hundred fifty thousand seven hundred six dash eight, domiciled for this purpose at calle Bandera one hundred forty, district and city of Santiago, acting in his capacity as General Manager and on behalf of BANCO SANTANDER-CHILE, a banking corporation organized and existing pursuant to the laws of the Republic of Chile, with the same address as that of its legal representative, hereinafter referred to as the "Receiving Entity", formerly known as Banco Santiago, formerly Banco de Santiago, and in its capacity as legal successor of the former Banco O'Higgins and the former Banco Osorno and La Unión, for the purpose of the Agreements

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

which are hereby amended; all appearing parties are of legal age, certifying their identity with the aforementioned identification cards, and state: ONE: a) By means of the public instrument dated May seventeenth one thousand nine hundred ninety-four, issued at the Notary Office of Ms. María Gloria Acharán Toledo, in Santiago, under record number one hundred ninety-nine, and in accordance with Article forty-seven of the Organic Constitutional Law of Banco Central de Chile, an Agreement related to Chapter XXVI of Title I of the Compendium of Foreign Exchange Regulations concluded between the Bank, former Banco O'Higgins, whose legal successor was Banco Santiago, formerly known as Banco de Santiago, currently known as Banco Santander-Chile, in its capacity as Receiving Entity and Morgan Guaranty Trust Company of New York, currently known as J.P. Morgan Chase Bank N.A., as Banking Company, was signed. The aforementioned Chapter XXVI, Title I, remained in force until April eighteenth two thousand one. b) By means of the public instrument dated July thirty-first two thousand two, under record number fourteen thousand six hundred seventy-one, issued in Notary Office of María Gloria Acharán Toledo, in Santiago, the aforementioned Agreement was amended, recognizing the capacity of former Banco O'Higgins as legal successor of Banco Santiago, currently Banco Santander-Chile, for the purpose of the rights and obligations set forth in the original Agreement regarding the former Banco O'Higgins in accordance with the terms and conditions set out in said Agreement, appointing The Bank of New York, currently known as The Bank of New York Mellon, as the new Banking Company replacing J.P. Morgan Chase Bank N.A. c)

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

By means of the public instrument dated July twenty-eighth two thousand eight, under record number eighteen thousand six hundred three, issued in the Notary Office of María Gloria Acharán Toledo, the aforementioned Agreement was amended, appointing J. P. Morgan Chase Bank N.A. as the new Banking Company in replacement of The Bank of New York Mellon.- TWO: a) By means of the public instrument dated November second one thousand nine hundred ninety-four, under record number four thousand five hundred forty-five, issued in the Notary Office of Mr. Humberto Santelices Narducci, in Santiago, and in accordance with Article forty-seven of the Organic Constitutional Law of the Banco Central de Chile, an Agreement related to Chapter XXVI of Title I of the Compendium of Foreign Exchange Regulations concluded between the Bank, former Banco Osorno and La Unión, subsequently designated Banco Santander-Chile, whose legal successor was Banco Santiago, formerly known as Banco de Santiago, currently known as Banco Santander-Chile, in its capacity as Receiving Entity and Citibank, N.A., acting then as Banking Company, was signed. The aforementioned Chapter XXVI, Title I, remained in force until April eighteenth two thousand one. b) By means of the public instrument dated July twenty-first one thousand nine hundred ninety-nine, issued in the Notary Office of Mr. Andrés Rubio Flores, in Santiago, Citibank, N.A. sold, assigned and transferred to The Bank of New York Mellon all the rights and obligations pertaining to it as Banking Company under the aforementioned Agreement and in the regulations of Chapter XXVI referred to above. c) As stated in the public instrument dated

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

July twenty-second one thousand nine hundred ninety-nine, under record number three thousand seven hundred twenty-nine, issued in the Notary Office of Andrés Rubio Flores, in Santiago, The Bank of New York Mellon assumed, in its capacity as Banking Company, all the rights and obligations assigned to it by the aforementioned Agreement and Chapter XXVI. d) By means of the public instrument dated July thirty-first two thousand two, issued in the Notary Office of Ms. María Gloria Acharán Toledo, in Santiago, under record number fourteen thousand six hundred seventy-two, the aforementioned Agreement was amended in the sense that, starting from August first two thousand two, Banco Santiago, currently known as Banco Santander-Chile, assumed the status of Custodian Bank for the purpose of the Agreement, considering that, according to what was indicated in this public instrument, said banking company would be (which in fact happened) the surviving legal entity after the legal formalization of the merger by absorption of Banco Santander-Chile, formerly known as Banco Osorno and La Unión, which was dissolved, by Banco Santiago, which later became known as Banco Santander-Chile, recognizing the status of legal successor of the former Banco Santander-Chile, formerly Banco Osorno and La Unión, in all its rights and obligations by enforcing the provisions in Article ninety-nine of law number eighteen thousand forty-six on Corporations, duly recognizing, for the legal purposes arising from the enforcement of the Agreement, that such circumstances could take place after the legal formalization of the aforementioned merger, considering for this purpose the merger conditions agreed upon and, based on this, the determination of the number of shares of the absorbing Bank which, ultimately, would represent the American Depositary Receipts (ADRs) issued by the Banking Company in accordance with the provisions of the Agreement.- THIRD: Furthermore, the Agreements referred to in Clauses One and Two, hereinafter referred to as the "Agreements", have been amended three more times, as recorded in the following public instruments: a) public instrument dated March seventeenth two thousand five, issued in the Notary Office of Ms. Nancy de la Fuente Hernández, in Santiago, under record number two thousand four hundred ninety dash two thousand five, by virtue of which the Bank, the Receiving Entity and the Banking Company agreed that all the shares into which the capital of Banco Santander-Chile, formerly known as Banco Santiago, formerly Banco de Santiago, was divided (and into which it continues to be divided), and as legal successor and survivor of the former Banco Osorno and La Unión and of the former Banco O'Higgins, shall enjoy the same regime agreed upon in the Agreements of former Chapter XXVI, of Title I, of the Compendium of Foreign Exchange Regulations of Banco Central de Chile, specified in previous Clauses One and Two, and that the capital stock of the Receiving Company is divided into one hundred eighty-eight billion four hundred forty-six million one hundred twenty-six thousand seven hundred ninety-four common shares issued, corresponding to the capital approved by the Superintendence of Banks and Financial Institutions

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

by means of Resolution number seventy-nine, dated July twenty-sixth two thousand two; b) Public instrument dated July twenty-eighth two thousand eight, issued in the Notary Office of Ms. María Gloria Acharán Toledo, in Santiago, under record number eighteen thousand six hundred three, whereby J.P. Morgan Chase Bank N.A. replaced The Bank of New York Mellon as Banking Company; and, c) Public instrument dated July first two thousand thirteen, issued in the Notary Office of Mr. Juan Ricardo San Martín Urrejola, in Santiago, under record number twenty thousand three hundred sixty-seven dash two thousand thirteen, by virtue of which a new parity price was agreed for the shares into which the receiving entity's capital is divided.- FOUR: By means of this instrument, the parties agree to amend the Agreements which are described in the instruments identified in Clauses One and Two in accordance with the terms set out in Clause Five, below, effective as of August fourth two thousand fifteen, taking into account for this purpose the following background information: a) Letter dated July thirteenth two thousand fifteen, signed by Banco Santander-Chile, J.P. Morgan Chase Bank N.A. and The Bank of New York Mellon, in which it is recorded that they have decided to replace the Banking Company, "J.P. Morgan Chase Bank", by "The Bank of New York Mellon", which is why the Bank is requested to follow through with its agreement to amend the Agreements so as to leave evidence of the aforementioned change; b) Letter number two thousand four hundred fifty-one of Mr. Gabriel Aparici C., Infrastructure and Financial Regulations Manager of the Banco Central

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

de Chile, dated July thirty-first two thousand fifteen, which authorizes the amendment of the Agreements for the purpose of formally recording the change of Banking Company, a fact that shall be formally recorded in a public instrument.- FIVE: Taking into consideration the background information set forth in the previous clauses and the fact that by means of the public instrument dated August third two thousand fifteen, issued in the Notary Office of Mr. Andrés Rubio Flores, in Santiago, under record one thousand three hundred seventy-eight / two thousand fifteen, the Banking Company sold, assigned and transferred to THE BANK OF NEW YORK MELLON all the rights and obligations that belonged to the former as Banking Company in the Agreements, with effective date as of August fourth two thousand fifteen, the Bank appears herein to grant its consent to said assignment and, consequently, its agreement to amend the Agreements identified in Clauses One and Two hereof, in the sense that, as of August fourth two thousand fifteen, the Banking Company shall be The Bank of New York Mellon who, in accordance with what was agreed in the aforementioned public instrument, has assumed all the rights and obligations that the Agreements grant to or impose upon those who take on the status of Banking Company as of the aforementioned date. In addition, the appearing parties resolve that, all the amendments introduced into the former Chapter XXVI up to April eighteenth two thousand one shall be applicable to the Agreements along with the amendments previously made and the one described in this instrument,

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

as of August fourth two thousand fifteen.- SIX: Appearing herein is Mr. SERGIO ORREGO FLORY, Chilean, married, lawyer, with National Identity Card number seven million fifty-one thousand seven hundred twenty-seven dash two, domiciled for this purpose at Avenida Andrés Bello number two thousand seven hundred eleven, sixteenth floor, district of Las Condes, city of Santiago, acting on behalf of THE BANK OF NEW YORK MELLON, a legal entity engaged in the banking business, a banking institution with its headquarters in New York City, State of New York, United States of America, with the same address in Chile as its legal representative, of legal age, who certifies his identity with the aforementioned identity card and states as follows: he declares to accept the amendments set forth in this instrument and, in particular, the appointment of the company that he represents as Banking Company, in accordance with the Agreements, as of August fourth two thousand fifteen, assuming all the rights and obligations represented thereby.- SEVEN: Finally, the parties declare that aforementioned Agreements shall remain effective in all those points that are not amended by this public instrument issued for the amendment of the Agreement.- EIGHT: All expenses, duties and taxes arising from the signing of this amendment to the aforementioned Agreements shall be borne by the Receiving Entity, who undertakes to deliver a certified copy of this instrument to the Financial Regulation and Infrastructure Management of the Bank within a term of ten days from its signing.- NINE: For all legal and judicial purposes arising from this

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

amendment to the aforementioned Agreements, the parties establish their domiciles in the city of Santiago and submit to the jurisdiction of the courts located in that city, expressly extending the respective jurisdiction. - The legal status of Mr. ALEJANDRO ZURBUCHEN SILVA to act on behalf of Banco Central de Chile is formally recorded in the public instrument dated August ninth two thousand six, issued by the Notary Public of Santiago, Mr. Pedro Ricardo Reveco Hormazábal, incumbent upon the Nineteenth Notary Office of Santiago, which the parties declare to know. The legal status of Mr. ALEJANDRO ANTONIO RUBILAR CAMURRI to act on behalf of J.P. MORGAN CHASE BANK N.A. is certified in a private instrument issued in New York City, United States of America, dated April twenty-fourth two thousand thirteen, formalized on May thirteenth two thousand thirteen in the Forty-eighth Notary Office of Mr. José Musalem Saffie, in Santiago. The legal status of Mr. CLAUDIO MELANDRI HINOJOSA to act on behalf of BANCO SANTANDER-CHILE is certified in a public instrument dated December thirty-first two thousand nine, issued in the Thirty-seventh Notary Office of Ms. Nancy de la Fuente Hernández, in Santiago. The legal status of Mr. SERGIO ORREGO FLORY to act on behalf of The Bank of New York Mellon is formally recorded in a private instrument issued in New York City, United States of America, dated June twenty-second two thousand fifteen, legalized in the Eighth Notary Office of Mr. Andrés Rubio Flores, in Santiago, on July first two thousand fifteen. The aforementioned legal statuses are not enclosed herewith at the express request of the parties, given that these are known to them and have been seen by the authorizing Notary.

ANDRES RUBIO FLORES Attorney - Notary Public 8th Notary Office of Santiago

In witness whereof and after prior reading, the appearing parties sign.- A copy is issued.- I attest.- Alejandro Zurbuchen Silva, on behalf of Banco Central de Chile, who besides signing, also placed his right thumbprint.- Alejandro Antonio Rubilar Camurri, on behalf of J.P. Morgan Chase Bank N.A., who besides signing, also placed his right thumbprint.- Claudio Melandri Hinojosa, on behalf of Banco Santander-Chile, who besides signing, also placed his right thumbprint.- Sergio Orrego Flory, on behalf of The Bank of New York Mellon, who besides signing, also placed his right thumbprint.- María Angélica Oyarzún Andrades.- Alternate Notary. ---------------------------------------------------

This sheet corresponds to the end of the copy of the instrument of Amendment to the Agreements concluded in accordance with former Chapter XXVI, Title I, of the Compendium of Foreign Exchange Regulations of the Banco Central de Chile, " Banco Central de Chile " - with - "J.P. Morgan Chase Bank N.A. and others", under Record Number 1379/2015, issued on August third two thousand fifteen.

THIS IS A TRUE COPY OF THE ORIGINAL, WHICH I AUTHORIZE AS ALTERNATE NOTARY AND STAMP WITH THE STAMP OF THE MAIN NOTARY.- SANTIAGO, August 6, 2015.-